UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2012

(Exact name of registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Coca-Cola Plaza
Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2012, Article FOURTH of the Restated Certificate of Incorporation, as amended, of The Coca-Cola Company (the “Company”) was amended to increase the authorized Common Stock of the Company from 5,600,000,000 shares, par value $.25 per share, to 11,200,000,000 shares, par value $.25 per share, and to effect a two-for-one stock split of the issued Common Stock of the Company.

The record date for the two-for-one stock split is July 27, 2012, and the additional shares will be distributed on or about August 10, 2012.  Each shareowner of record on the close of business on the record date will receive one additional share of common stock for each share held.

The Certificate of Amendment of Certificate of Incorporation dated July 27, 2012, filed with the Secretary of State of the State of Delaware, is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation of The Coca-Cola Company dated July 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: July 27, 2012	By:	/s/ Bernhard Goepelt
Bernhard Goepelt
Senior Vice President, General Counsel and Chief Legal Counsel